Exhibit 19

Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  February, 2005
  Distribution Date                                                                                                       3/15/2005
  Transaction Month                                                                                                               2

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $16,873,914.69                    $0.00          $16,873,914.69
  Repurchased Loan Proceeds Related to Interest                           1,963.54                     0.00                1,963.54
                                                                          --------                     ----                --------
      Total                                                         $16,875,878.23                    $0.00          $16,875,878.23
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   3,487,319.05                     0.00            3,487,319.05
                                                                      ------------                     ----            ------------
      Total                                                          $3,487,319.05                    $0.00           $3,487,319.05
  Principal:
  Principal Collections                                             $91,343,994.39                    $0.00          $91,343,994.39
  Prepayments in Full                                                74,848,896.04                     0.00           74,848,896.04
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        249,656.74                     0.00              249,656.74
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $166,442,547.17                    $0.00         $166,442,547.17
  Liquidation Proceeds                                                                                                  $363,525.04
  Recoveries from Prior Month Charge-Offs                                                                                    492.00
                                                                                                                             ------
      Total Principal Collections                                                                                   $166,806,564.21
  Principal Losses for Collection Period                                                                                $566,947.34
  Total Regular Principal Reduction                                                                                 $167,009,494.51
  Total Collections                                                                                                 $187,169,761.49



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $187,169,761.49
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $187,169,761.49






                                                          Page 1





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  February, 2005
  Distribution Date                                                                                                       3/15/2005
  Transaction Month                                                                                                               2

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,859,104.96        $3,859,104.96                $0.00
   Amount per $1,000 of Original Balance               0.84                 0.84                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                 $1,098,218.48       $1,098,218.48                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,975,766.67        3,975,766.67                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                      $11,749,185.15      $11,749,185.15                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $12,274,185.15      $12,274,185.15               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $171,036,471.38
  Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount         50,643,206.05
   Third Priority Distribution Amount          90,000,000.00
   Regular Principal Distribution Amount      398,286,254.98
                                              --------------
      Principal Distribution Amount          $538,929,461.03

  Noteholder Principal Distributions:
   Class A1 Notes                                       $171,036,471.38
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $171,036,471.38

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $171,036,471.38

  Collections Released to Seller                                  $0.00
  Collections Released to Seller                                  $0.00
  Total Available for Distribution          $187,169,761.49
  Total Distribution (incl. Servicing Fee)  $187,169,761.49



                                                          Page 2





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  February, 2005
  Distribution Date                                                                                                       3/15/2005
  Transaction Month                                                                                                               2


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $236.56                   $1.52                  $238.08
  Class A2 Notes                                                 0.00                    2.57                     2.57
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $38.01                   $2.61                   $40.62

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $37.26                   $2.67                   $39.94


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $4,315,929,461.03       0.9590954              $4,144,892,989.65        0.9210873

  Class A1 Notes                               538,929,461.03       0.7454073                 367,892,989.65        0.5088423
  Class A2 Notes                             1,549,000,000.00       1.0000000               1,549,000,000.00        1.0000000
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $4,405,929,461.03       0.9598975              $4,234,892,989.65        0.9226346


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.25%                                           5.24%
  Weighted Average Remaining Maturity (WAM)              51.27                                           50.37
  Remaining Number of Receivables                      249,272                                         243,976
  Portfolio Receivable Balance               $4,630,925,955.09                               $4,463,916,460.58



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $20,582,091.07
  Specified Credit Enhancement Amount                                                                        $44,639,164.61
  Yield Supplement Overcollateralization Amount                                                             $288,630,205.60
  Target Level of Overcollateralization                                                                     $309,212,296.67





                                                          Page 3





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  February, 2005
  Distribution Date                                                                                                       3/15/2005
  Transaction Month                                                                                                               2

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $363,525.04
  Recoveries from Prior Month Charge-Offs                                                                                   $492.00
  Total Principal Losses for Collection Period                                                                          $566,947.34
  Charge-off Rate for Collection Period (annualized)                                                                          0.05%
  Cumulative Net Losses for all Periods                                                                                 $219,515.30


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           890                $16,956,887.80
  61-90 Days Delinquent                                                                            47                   $852,669.28
  91-120 Days Delinquent                                                                            0                         $0.00
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            91                 $1,825,386.80


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0042%
  Current Collection Period                                                                                                 0.0536%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0008%
  Current Collection Period                                                                                                 0.0193%
  Three Month Average                                                                                                       0.0000%





                                                          Page 4





  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  February, 2005
  Distribution Date                                                                                                       3/15/2005
  Transaction Month                                                                                                               2

  Worksheet Information
  ---------------------
  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $2,996,260.73                         $0.00
  New Advances                                                                           3,430,622.50                          0.00
  Servicer Advance Recoveries                                                            1,508,746.51                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $4,918,136.72                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $56,696.55                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00










                                                          Page 5